Exhibit 4.24.2
EXECUTION VERSION
AMENDMENT NO. 2
TO CREDIT AGREEMENT
          AMENDMENT NO. 2 dated as of August 3, 2007 (this “Amendment”) to CREDIT AGREEMENT, dated as of April 5, 2007 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), among GENESIS ACQUISITION LIMITED (the “Borrower”), GENESIS LEASE LIMITED (the “Manager”), the BORROWER SUBSIDIARIES party thereto, the LENDERS party thereto (the “Lenders”), CITIBANK, N.A. (the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Security Trustee” and the “Account Bank”).
W I T N E S S E T H
:
          WHEREAS, each of the Borrower, the Manager, Ross Leasing Limited, as a Borrower Subsidiary, Lare Leasing Limited, as a Borrower Subsidiary, the Lenders, the Administrative Agent, the Security Trustee and the Account Bank are party to the Credit Agreement;
          WHEREAS, each of the abovementioned parties to the Credit Agreement have agreed to amend the Credit Agreement in certain respects as provided herein;
          NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in the Credit Agreement.
          Section 2. Amendments.
(i)	All references to the “Advance Date” in Sections 6.2(c), 6.2(f), 6.2(i), 6.2(l), 6.2(m), 6.2(o), 6.2(s), the lead-in to Article VIII, Sections 8.6(C), 8.8, 8.9, 8.10, 8.11, 8.19, 8.24, 9.2, 9.34(c) and 16.3(b)(iii) of the Credit Agreement are hereby replaced with references to the “Release Date”.

(ii)	Section 1.1 is hereby amended as follows:
          (a) by amending and restating the definition “Interest Expense” in its entirety to read as follows:
““Interest Expense” means, for each fiscal quarter of the Borrower, the total interest expense of the Borrower (excluding any interest expense of the Borrower or any of its Subsidiaries with respect to Indebtedness to any member of the Genesis Group permitted to be incurred pursuant to Section 9.29(e)) and Commitment Fees accrued during such quarter.”; and

     (b) By amending the definition “Interest Period” by replacing the words “date of such Advance” therein with the words “Advance Date relating to such Advance”.
     (c) By inserting the definition “Borrowing Base Certification” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Borrowing Base Certification” has the meaning set forth in Section 2.2(a).”.
     (d) By inserting the definition “Holding Period” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Holding Period” has the meaning set forth in Section 2.2(a).”.
     (e) By inserting the definition “Holding Period Release Request” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Holding Period Release Request” has the meaning set forth in Section 2.2(b)(iii).”.
     (f) By inserting the definition “Release Date” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Release Date” has the meaning set forth in Section 2.2(b)(iii).”.
     (g) By amending the definition “Advance Date” by replacing the words “an Advance” therein with the words “available its portion of an Advance to the Administrative Agent”.
     (h) By amending the definition “Payment Date” by replacing the words “commencing April 19, 2007,” therein with the words “, the first such Payment Date to be May 19, 2007,”.
(iii)	Section 2.2(a) is hereby amended and restated in its entirety to read as follows:
“Advances. During the Advance Commitment Period, the Borrower may request Advances from time to time hereunder, by giving notice (each an “Advance Request”) to the Administrative Agent, not later than 11:00 a.m., New York time, four (4) Business Days prior to the start of any Holding Period (as defined below). Each Advance Request shall be substantially in the form of Exhibit A and shall include (i) the principal amount of the requested Advance, (ii) the requested holding period, the first day of which shall be the Advance Date (which shall be a Business Day) and shall not be earlier than four (4) Business Days from (but not including) the date that the Borrower delivers such Advance Request, and the last day of which shall be no later than 2:00 p.m., New York time, four (4) Business Days from (but not including) the applicable Advance Date (such period, the “Holding Period”), being the period in which the Borrower anticipates that the conditions precedent set forth in Section 6.2 shall be satisfied as to each Aircraft or Aircraft Owning Entity to be acquired with the proceeds of such Advance, and (iii) a borrowing base certification in substantially the form attached as Annex II to Exhibit A, or otherwise reasonably satisfactory to the Administrative Agent, setting forth the information required therein (the “Borrowing Base Certification”). Each Advance Request shall be (x) for an aggregate principal amount of at least $5,000,000 (except that the final Advance Request preceding the Conversion Date may be for a lesser amount), (y) made against, and in connection with the anticipated acquisition into the Borrower’s Portfolio of the Aircraft specified in such Advance Request, and (z) allocated pro rata among the Non-Conduit Lenders based on their respective Non-Conduit Lender Commitments. Each Advance Request shall be irrevocable unless and to the extent otherwise agreed among the parties in connection with making such Advance on the applicable Advance Date. For the purposes of any subsequent Advance under this Agreement (including for the purpose of a Borrowing Base Certification for any subsequent Advance Request), such Advance and the Financed Aircraft intended to be acquired in the Borrower’s Portfolio in connection with such Advance shall be deemed to have already been funded and acquired respectively.”
(iv)	Section 2.2(b)(i) is hereby amended by replacing the words: “date of such Advance” with the words “dates of the Holding Period pursuant to the relevant Advance Request”.

(v)	Section 2.2(b)(ii) is hereby amended and restated in its entirety to read as follows:
“Based upon each Advance Request containing the information set forth in clause (i) of this subsection (b) (and the applicable Borrowing Base Certification referred to in Section 2.2(a) above), and subject to the limitations set forth in Section 2.1, each Lender shall, or shall cause an Affiliate of such Lender to, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance to be made by it pursuant to such Advance Request by wire transfer to the Administrative Agent, which amount shall equal to such Lender’s ratable share of the Advance to be made pursuant to such Advance Request, in same day funds no later than 2:00 p.m., New York time, on the applicable Advance Date. Such wire transfer shall be directed to the Administrative Agent and shall be in the form of Dollars constituting immediately available funds. Such funds shall be held by the Administrative Agent during the applicable Holding Period, provided that, if the Administrative Agent no longer has a credit rating of at least A by Standard & Poor’s, the Majority Lenders may request the Administrative Agent to deposit the funds with a financial institution selected by the Majority Lenders. The Lenders shall make such funds available notwithstanding that the funding conditions set forth in Section 6.2 shall not yet have been satisfied in respect of all or any portion of the Aircraft or Aircraft Owning Entity to be acquired with the proceeds of such Advance. The making available of such funds by a Lender to the Administrative Agent as provided above shall constitute an Advance by such Lender for all purposes hereunder on and as of the date made, notwithstanding that any one or more of the proposed Aircraft or Aircraft Owning Entity to be acquired with the proceeds thereof may not become Aircraft during the applicable Holding Period and provided that the Borrower shall have no entitlement to receive such funds until all the conditions precedent set forth in Section 6.2 are met.”.
(vi)	The following new clauses (iii), (iv), (v), (vi) and (vii) shall be added at the end of Section 2.2(b) to read as follows:
“(iii) On any Business Day during any Holding Period, the Borrower may request a release of the funds held by the Administrative Agent pursuant to Section 2.2(b)(ii) to the Borrower or at its direction, for the purpose of financing a portion of the acquisition cost of one or more of the Aircraft or Aircraft Owning Entities described in the applicable Advance Request. The Borrower shall make such request by giving notice (each a “Holding Period Release Request”) to the Administrative Agent with respect to the requested release of such funds, not later than 10:00 a.m., New York time, on the requested date of funding, which shall be a Business Day (each such date, a “Release Date”). Each Holding Period Release Request shall be substantially in the form of Annex IV to Exhibit A and shall (1) include the date and amount of funds to be released, (2) specify wire transfer instructions for the delivery of released funds to their intended recipient, (3) include a time for such release to occur (or otherwise indicate a manner for communicating such time of release mutually acceptable to the Borrower and the Administrative Agent), subject to the limitations of clause (iv) immediately below, (4) indicate that such release is for the purpose of funding the acquisition of one or more of the Aircraft or Aircraft Owning Entities identified in the related Advance Request (and specifically identify the Aircraft or Aircraft Owning Entity to be funded with the funds requested to be released), and (5) contain a Borrowing Base Certification. Each Holding Period Release Request shall be for an aggregate amount of at least $5,000,000, but not exceeding the amount of proceeds of the related Advance held on deposit by the Administrative Agent.
“(iv) Subject to compliance with the foregoing notice procedures and the satisfaction of each of the conditions precedent under Section 6.2, the Administrative Agent shall transfer the requested funds to the recipient account as specified in Section A(d) of the relevant Holding Period Release Request, at the time the Borrower has requested that such transfer be made pursuant to the applicable Holding Period Release Request.
“(v) The Borrower may, at any time during any Holding Period, issue a Holding Period Release Request (and promptly upon the receipt thereof, the Administrative Agent shall send notice of such request to the Lenders), to request that the Administrative Agent return the funds provided by the Lenders under the relevant Advance Request to those Lenders that provided funds under such Advance Request, pro rata based on the respective proportionate amount of the Advance initially funded by such Lenders under such Advance Request.
“(vi) If the Borrower fails to provide a Holding Period Release Request by 10:00 a.m., New York time, on the last day of the applicable Holding Period, the Administrative Agent shall, after such Holding Period ends, return funds provided to the Administrative Agent pursuant to the Advance Request relating to such

Holding Period remaining with the Administrative Agent to the Lenders as a repayment of the related Advance, pro rata based on the respective proportionate amount of such Advance initially funded.
“(vii) Upon the repayment of all of or any portion of an Advance pursuant to Section 2.2(b)(v) or Section 2.2(b)(vi), (x) any interest accrued on the principal amount repaid shall be payable by the Borrower by 7:00 a.m., New York time, on the first Business Day after the date on which the applicable Holding Period ended, and (y) (1) to the extent that any Lender has, pursuant to Section 5.5, notified the Borrower by 8:00 a.m., New York time on the first Business Day after the date on which the applicable Holding Period ended of any amount that is owing to such Lender in respect of such repayment pursuant to Section 5.4, such amount shall be payable by the Borrower to such Lender on the next Business Day after the receipt by the Borrower of such notice and (2) any amount owing in respect of such repayment pursuant to Section 5.4, if any, to any Lender that has not provided notice in accordance with clause (y)(1) above, shall be payable by the Borrower to such Lender on the next Payment Date following a receipt by the Borrower of a notice with respect thereto pursuant to Section 5.5, in accordance with the Flow of Funds.”.
(vii)	Section 2.3 is hereby amended by inserting the words: “or a Holding Period Release Request, as the case may be,” after the words “Each delivery of an Advance Request”.

(viii)	Section 3.1 is hereby amended by replacing the words “date of such Advance” with the words “Advance Date of such Advance”.

(ix)	Section 5.4 is hereby amended by replacing the words “or (d)” with the words: “, (d) the transfer or repayment of all or any portion of an Advance pursuant to Section 2.2(b)(v) or Section 2.2(b)(vi), or (e)”.

(x)	The lead-in paragraph of Section 6.2 is hereby amended and restated in its entirety to read as follows:
“Advances. The release of the proceeds of any Advance to the Borrower is subject to the funding and release procedures set forth in Section 2.2(b) and the fulfillment of the following conditions precedent:”.
(xi)	Section 6.2(a) is hereby amended and restated to read as follows:
“No Borrowing Base Deficiency. After giving effect to such Advance, the related release of funds and the inclusion of the Financed Aircraft intended to be acquired in the Borrower’s Portfolio with the proceeds of such Advance and release of funds, no Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Advance Request and a Holding Period Release Request, as applicable, containing a Borrowing Base Certification demonstrating the foregoing).”.
(xii)	Each of clauses (ii) and (iii) of Section 12.1(a) is hereby amended by inserting in each case the words: “of any Advance” after the words “of any principal”.

(xiii)	Section 7.1(k) is hereby added to read as follows:
“Lender Repayments. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Manager may, upon written request to the Account Bank, withdraw from the Collection Account such amounts as are needed to discharge any interest or breakage amount payments payable to any Lender pursuant to Section 2.2(b)(vii). The Borrower agrees to cause the amount of such non-Payment Date withdrawals to be disclosed and set forth in the Monthly Report relating to the month in which such withdrawals occur.”.
(xiv)	Section 16.15(b) is hereby amended and restated in its entirety to read as follows:
“Each of the Administrative Agent, the Security Trustee, the Account Bank (in each case, for itself and not on behalf of any Lender or other party hereto) and each of the Lenders agrees with the Borrower and the Service Providers to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates, investors, potential investors, credit enhancers and each such Person’s respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 16.15(b), to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations under this Agreement, this Agreement or payments hereunder, (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, or (iv) the CUSIP Service Bureau or any similar organization, (g) to the Borrower, any member of the Genesis Group or any of their respective Subsidiaries or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 16.15(b) or (y) becomes available to the Administrative Agent, the Security Trustee, the Account Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a member of the Genesis Group, the Borrower, a Service Provider, a Lessee or any of their respective Subsidiaries. For purposes of this Section, “Information” means all information received from any member of the Genesis Group, the Borrower, any of its respective Subsidiaries or from the Servicer or a Lessee relating to any member of the Genesis Group, the Borrower or any of their respective Subsidiaries or any of their respective businesses, including any information relating to a Lessee or a Lease, other than any such information that is available to the Administrative Agent, the Security Trustee, the Account Bank or any Lender on a nonconfidential basis prior to disclosure by any member of the Genesis Group, the Borrower or any of their respective Affiliates. Any person required to maintain the confidentiality of Information as provided in this Section 16.15(b) shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.”.
(xv)	Exhibit A is hereby replaced with Annex I to this Amendment.
          Section 3. Representations and Warranties. Each of the Borrower, the Borrower Subsidiary and the Manager represents and warrants that (a) this Amendment has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) after giving effect to this Amendment, the representations and warranties made by the Borrower and the Borrower Subsidiary in Article VIII of the Credit Agreement and the Manager in Section 4.02 of the Management Agreement shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date (except to the extent such representations and warranties relate to a specific date, in which case they were true and correct in all material respects on and as of such specific date).
          Section 4. Condition To Effectiveness. The amendments shall become effective upon the receipt by the Administrative Agent of this Amendment executed by the Borrower, the Borrower Subsidiary, each Lender, the Security Trustee and the Account Bank and the required consents pursuant to Section 16.2(xii) by the Eligible Counterparties and the Servicer. By their signatures below, the Administrative Agent and the Lenders hereby consent to this Amendment and direct the Security Trustee and Account Bank to execute this Amendment.
          Section 5. Miscellaneous. Except as otherwise specified in this Amendment, the Credit Agreement shall remain in all respects unchanged and in full force and effect. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

GENESIS ACQUISITION LIMITED, as Borrower
By:	/s/ John McMahon
Name:	John McMahon
Title:	Director

Amendment No. 2 to Credit Agreement

ROSS LEASING LIMITED, as Borrower Subsidiary
By:	/s/ Brian Marks
Name:	Brian Marks
Title:	Attorney-in-fact

Amendment No. 2 to Credit Agreement

LARE LEASING LIMITED, as Borrower Subsidiary
By:	/s/ Brian Marks
Name:	Brian Marks
Title:	Attorney-in-fact

Amendment No. 2 to Credit Agreement

GENESIS LEASE LIMITED, as Manager
By:	/s/ John McMahon
Name:	John McMahon
Title:	Director

Amendment No. 2 to Credit Agreement

CITIBANK, N.A., as Administrative Agent
By:	/s/ Louise O’Mara
Name:	Louise O’Mara
Title:	Vice President

Amendment No. 2 to Credit Agreement

CITIBANK, N.A., as Lender
By:	/s/ Louise O’Mara
Name:	Louise O’Mara
Title:	Vice President

Amendment No. 2 to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Eric C. Blau
Name:	Eric C. Blau
Title:	Director

Amendment No. 2 to Credit Agreement

VARIABLE FUNDING CAPITAL COMPANY LLC, as Lender By: Wachovia Capital Markets, LLC as attorney-in-fact
By:	/s/ Douglas R. Wilson, Sr.
Name:	Douglas R. Wilson, Sr.
Title:	Director

Amendment No. 2 to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Trustee and Account Bank
By:	/s/ Eileen M. Hughes
Name:	Eileen M. Hughes
Title:	Vice President

By:	/s/ James P. Bowden
Name:	James P. Bowden
Title:	Assistant Vice President

Amendment No. 2 to Credit Agreement

ALLIED IRISH BANKS, P.L.C., as Lender
By:	/s/ Michael Doyle
Name:	Michael Doyle
Title:	Senior Vice President

By:	/s/ Michael Ryan
Name:	Michael Ryan
Title:	Senior Vice President

Amendment No. 2 to Credit Agreement

ALLIANCE & LEICESTER COMMERCIAL FINANCE plc, as Lender

By:	/s Martin Webb	/s/ Jonathan Marchant

	Name: Martin Webb	Jonathan Marchant
	Title: Head of Aviation	Senior Manager
Amendment No. 2 to Credit Agreement

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, as Lender
By:	/s/ Claire Mesmain
Name:	Claire Mesmain
Title:	Associate Director

Amendment No. 2 to Credit Agreement

BTMU CAPITAL CORPORATION, as Lender
By:	/s/ Cheryl A. Behan
Name:	Cheryl A. Behan
Title:	Senior Vice President

Amendment No. 2 to Credit Agreement

BAYERISCHE HYPO-UND VEREINSBANK AG, LONDON BRANCH, as Lender
By:	/s/ Lutz Pfeilsticker
Name:	Lutz Pfeilsticker
Title:	Vice President

By:	/s/ Wolfgang Schmidt
Name:	Wolfgang Schmidt
Title:	Director

Amendment No. 2 to Credit Agreement

LANDESBANK BADEN WÜRTTEMBERG, as Lender
By:	/s/ Thomas Leidenberger
Name:	Thomas Leidenberger
Title:	Vice President

By:	/s/ Christian Bezner
Name:	Christian Bezner
Title:	SPM

Amendment No. 2 to Credit Agreement

NEC LEASING LTD., as Lender
By:	/s/ Tomoyuki Kato
Name:	Tomoyuki Kato
Title:	President

Amendment No. 2 to Credit Agreement

NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Lender
By:	/s/ Brauns
Name:	Brauns
Title:	Senior Vice President

By:	/s/ Gruenke
Name:	Gruenke
Title:	Vice President

Amendment No. 2 to Credit Agreement

WESTLB AG, LONDON BRANCH, as Lender
By:	/s/ V.N. Hartley
Name:	V.N. Hartley
Title:	Authorised Signature

By:	/s/ P. Stephen
Name:	P. Stephen
Title:	Authorised Signature

Amendment No. 2 to Credit Agreement

BAYERISCHE LANDESBANK, as Lender
By:	/s/ Christian Saur
Name:	Christian Saur
Title:	First Vice President

By:	/s/ Sabine Kruse
Name:	Sabine Kruse
Title:	Vice President

Amendment No. 2 to Credit Agreement

CALYON NEW YORK BRANCH, as Documentation Agent and Lender
By:	/s/ Yvegeniya Levitin
Name:	Yvegeniya Levitin
Title:	Director

By:	/s/ Angel Naranjo
Name:	Angel Naranjo
Title:	Director

Amendment No. 2 to Credit Agreement

DEKABANK DEUTSCHE GIROZENTRALE, as Lender
By:	/s/ Angelika Beyer
Name:	Angelika Beyer
Title:	First Vice President

By:	/s/ Carsten Grote
Name:	Carsten Grote
Title:	Assistant Vice President

Amendment No. 2 to Credit Agreement

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Lender
By:	/s/ Hartmann
Name:	Hartmann
Title:	Senior Vice President

By:	/s/ Christian Remaklus
Name:	Remaklus, Christian
Title:	Vice President

Amendment No. 2 to Credit Agreement

NATIXIS TRANSPORT FINANCE, as Lender
By:	/s/ Jean-Francois Lascombe
Name:	Jean-Francois Lascombe
Title:

By:	/s/ Marc Bourgade
Name:	Marc Bourgade
Title:

Amendment No. 2 to Credit Agreement

Accepted and Agreed by: CITIBANK, N.A., as Eligible Counterparty
By:	/s/ Louise O’Mara
Name:	Louise O’Mara
Title:	Vice President

Amendment No. 2 to Credit Agreement

Accepted and Agreed by: WACHOVIA BANK, NATIONAL ASSOCIATION, as Eligible Counterparty
By:	/s/ Spencer Langston
Name:	Spencer Langston
Title:	Vice President

Amendment No. 2 to Credit Agreement

ANNEX I TO AMENDMENT
EXHIBIT A
FORM OF ADVANCE REQUEST
ADVANCE REQUEST
[Date]
CITIBANK, N.A.,
           as Administrative Agent for the Lenders
           under the Credit Agreement referred to below
2 Penns Way, Suite 100
New Castle, DE 19720
Attn: Dana Thompson
          Facsimile No.: 1-212-994-0961
DEUTSCHE BANK TRUST COMPANY AMERICAS,
           as Security Trustee and as Account Bank
           under the Credit Agreement referred to below
c/o Deutsche Bank National Trust Company
25 DeForest Avenue, MS 010105
Summit, NJ 07901
Attention: Trust and Securities/Structured Finance Services
          Facsimile No.: 1-212-553-2458
Ladies and Gentlemen:
The undersigned, Genesis Acquisition Limited, an exempted company incorporated and existing under the laws of Bermuda (the “Borrower”), refers to that certain Credit Agreement dated as of April 5, 2007 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Borrower Subsidiaries party thereto, Genesis Lease Limited, as Manager, the Lenders party thereto from time to time, Citibank, N.A., as Administrative Agent, and Deutsche Bank Trust Companies Americas, as Security Trustee and Account Bank, and hereby gives you notice pursuant to Section 2.2(a) of the Credit Agreement that the undersigned requests one or more Advances under the Credit Agreement, and in connection therewith sets forth below the information relating to each such Advance as required by Section 2.2(a) of the Credit Agreement (capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement):
     (i) The Holding Period will commence on                     , ___ (the Advance Date) and shall be in effect until and including                     , ___ at 2:00 p.m., New York time.

     (ii) The aggregate principal amount of the Advance subject to this Advance Request is $                    .
     (iii) The Interest Period will be of [one] [three] month duration. This election will become effective starting on the Interest Period following the Payment Date (which is the 19th day of each calendar month, or if such 19th day is not a Business Day, the next succeeding Business Day) which occurs after the first day of the Holding Period, unless such date occurs on the same date as a Payment Date, in which case the interest election will become effective starting on the first day of the Holding Period.
     (iv) The Lenders are to fund the proceeds of this Advance to the following account:
Bank Name: Citibank, N.A.
Location: New York
Account Name: Agency/Medium Term Finance
Account #: 36852248
ABA #: 021000089
Ref.: Genesis Acquisition Ltd.
     (v) The Administrative Agent is to release the requested funds to the following account:
Bank Name: [Insert]
Location: [Insert]
Account Name: [Insert]
Account #: [Insert]
ABA #: [Insert]
Ref.: [Insert]
     (vi) The Holding Period during which the Borrower anticipates that the conditions precedent to funding against any Financed Aircraft to be financed with proceeds of the Advance subject to this Advance Request (the “Requested Aircraft”) set forth in Section 6.2 of the Credit Agreement shall be satisfied as to such Requested Aircraft is set forth in Annex I attached hereto.
     (vii) Attached hereto as Annex II is a true and correct copy of the Borrowing Base Certification required by Section 2.2(a) of the Credit Agreement.
     (viii) Attached hereto as Annex III are true and correct copies of each of the schedules, annexes, exhibits and other attachments required to be updated or added to the various Transaction Documents, under the terms thereof, pursuant to the consummation of the transactions contemplated in the making of the Advance requested hereby.
The undersigned hereby certifies that the following statements are true in all material respects on the date hereof, and will be true in all material respects on the date that the Borrower provides the relevant Holding Period Release Request to the Administrative Agent after giving effect to the Advance requested hereunder and the consummation of the transactions contemplated in the making of such Advance:
     (A) The date requested for such Advance is a Business Day;
     (B) The representations and warranties of the Borrower contained in Article VIII of the Credit Agreement are true and correct in all material respects, with the same effect as though made on such date (except, that any such representations or warranties expressly stated by their terms to be made only at or as of one or more earlier dates or times, shall be true and correct in all material respects only at or as of such earlier dates or times);
     (C) No Default or Event of Default, Manager Default, Servicer Termination Event, or event that would constitute a Servicer Termination Event but for the passage of time or the giving of notice or both, has occurred and is continuing, or will result from the making of such Advance; and
     (D) All conditions precedent contained in Section 6.2 of the Credit Agreement that do not require the submission of documentary evidence have been satisfied or will be satisfied as of the date the Borrower provides the relevant Holding Period Release Request to the Administrative Agent.

Very truly yours,

GENESIS ACQUISITION LIMITED, as Borrower
By:
Name:
Title:

ANNEX I
Anticipated Date of Satisfaction of Conditions Precedent for each Requested Aircraft
          The Borrower anticipates that the conditions precedent to funding against each of the Requested Aircraft shall be satisfied in all material respects as to each such Requested Aircraft listed below as set forth in Section 6.2 of the Credit Agreement on the following date(s):
[To be completed by Borrower, as applicable]

ANNEX II
Form of Borrowing Base Certification

Advance Request Number
Date of Advance Request
Advance Date

Aircraft Number
MSN
Engines
Date of Manufacture/Conversion
Purchase Date
Lessee
Lease Rental Amount
Rental Frequency
Lease Expiry Date
Lease Payment Currency
Security Deposit
Supplemental Rent

Aircraft Type
Aircraft Tier
Aircraft Tier Concentration Percentage
Aircraft Tier Concentration Limit Exceeded?

Aircraft Age
Aircraft Age Limit Exceeded?
Weighted Aircraft Portfolio Age Limit Exceeded?

Aircraft/Engine Combination Flown by More than Ten Operators?
More than 30% of Aircraft Type Flown by Three or Fewer Operators?

Event of Loss occurred?

Lessee
Single Lessee Concentration Limit Exceeded?
Special Consideration Country Lessee Limit Exceeded?
Three Largest Lessee’s Concentration Limit Exceeded?

Country
“Prohibited Jurisdiction” under OFAC?
Prohibited Country?
Country Concentration Limit
Country Concentration Limit Exceeded?

Region
Region Concentration Limit
Region Concentration Limit Exceeded?

Additional Aircraft Concentration Type (1)
Additional Aircraft Concentration Limit
Additional Aircraft Concentration Limit Exceeded?

Ratio of EBITDA to Interest Expense at least 1.5:1? (does not apply for the earlier of the first six months after the Closing Date)

Documented Purchase Price
Current Market Value as of Initial Appraisal
Base Value as of Initial Appraisal
Date of Appraisal
Initial Agreed Value

Outstanding Principal Balance on Existing Portfolio Aggregate Aircraft Borrowing Base of Existing Portfolio
Advance Rate for Aircraft to be Acquired
Individual Aircraft Borrowing Base of Aircraft to be Acquired Advance Amount

Individual Aircraft Borrowing Base Exceeded?
Outstanding Principal Balance post-Acquisition
Borrowing Base Deficiency?

Notes:
     (1) Additional Aircraft Concentration Type includes:
•	Widebody Aircraft

•	Freighter Aircraft

•	Regional Jet Aircraft

•	Boeing Aircraft

•	Airbus Aircraft

•	Out-of-Production Aircraft

•	Other Manufacturer

ANNEX III
Modified and Additional Attachments
[To be attached]

ANNEX IV
FORM OF HOLDING PERIOD RELEASE REQUEST
HOLDING PERIOD RELEASE REQUEST
[Date]
CITIBANK, N.A.,
           as Administrative Agent for the Lenders
           under the Credit Agreement referred to below
2 Penns Way, Suite 100
New Castle, DE 19720
Attn: Dana Thompson
           Facsimile No.: 1-212-994-0961
DEUTSCHE BANK TRUST COMPANY AMERICAS,
          as Security Trustee and as Account Bank
          under the Credit Agreement referred to below
c/o Deutsche Bank National Trust Company
25 DeForest Avenue, MS 010105
Summit, NJ 07901
Attention: Trust and Securities/Structured Finance Services
          Facsimile No.: 1-212-553-2458
Ladies and Gentlemen:
The undersigned, Genesis Acquisition Limited, an exempted company incorporated and existing under the laws of Bermuda (the “Borrower”), refers to that certain Credit Agreement dated as of April 5, 2007 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Borrower Subsidiaries party thereto, Genesis Lease Limited, as Manager, the Lenders party thereto from time to time, Citibank, N.A., as Administrative Agent, and Deutsche Bank Trust Companies Americas, as Security Trustee and Account Bank, and hereby gives you notice pursuant to Section 2.2(b) of the Credit Agreement that the undersigned requests the release of funds of one or more Advances under the Credit Agreement, and in that connection sets forth below the information relating to the release of proceeds of each such Advance as required by Section 2.2(b) of the Credit Agreement (capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement):
A.	[The Borrower requests the release of funds with respect to the Advance Request dated , ___with respect to [number] [Aircraft]/[Aircraft Owning Entities] as set forth in this Section A below:

a.	The Release Date of funds from the Advance is to take place on , ___.

b.	The aggregate principal amount of such funds to be released is $ .

c.	The Administrative Agent is to release the requested funds [at [___]AM/PM, New York time]/[upon the Borrower communicating a time of release in a manner mutually acceptable to the Borrower and the Administrative Agent].

d.	The Administrative Agent is to release the requested funds to the following account:
Bank Name: [Insert]
Location: [Insert]
Account Name: [Insert]
Account #: [Insert]
ABA #: [Insert]
Ref.: [Insert]
e.	The release of funds mentioned above is for the purpose of funding the acquisition of [number] [Aircraft]/[Aircraft Owning Entities] as such [Aircraft]/[Aircraft Owning Entities] are set forth in Annex I attached hereto.

f.	Attached hereto as Annex II is a true and correct copy of the Borrowing Base Certification required by Section 2.2(b) of the Credit Agreement.]
B.	[The Borrower requests that the funds held by the Administrative Agent with respect to the Advance Request dated , ___(the “Returned Advance”) with respect to [number] [Aircraft]/[Aircraft Owning Entities] be returned to the Lenders as set forth in this Section B below:
a.	The date of the return of funds from the Returned Advance is to take place by 2:00 p.m., New York time, on , ___.

b.	The aggregate principal amount of the funds under the Returned Advance to be returned is $ .

c.	The return of funds mentioned above is for the purpose of cancelling the acquisition of [number] [Aircraft]/[Aircraft Owning Entities] as such [Aircraft]/[Aircraft Owning Entities] are set forth in Annex I attached hereto.]
The undersigned hereby certifies that the following statements are true in all material respects on the date hereof, after giving effect to the release of the funds requested hereunder and the consummation of the transactions contemplated in such release:
     (A) The Release Date is a Business Day;

     (B) The representations and warranties of the Borrower contained in Article VIII of the Credit Agreement are true and correct in all material respects, with the same effect as though made on such date (except, that any such representations or warranties expressly stated by their terms to be made only at or as of one or more earlier dates or times, shall be true and correct in all material respects only at or as of such earlier dates or times);
     (C) No Default or Event of Default, Manager Default, Servicer Termination Event, or event that would constitute a Servicer Termination Event, but for the passage of time or the giving of notice or both, has occurred and is continuing, or will result from the release of the abovementioned; and
     (D) All conditions precedent contained in Section 6.2 of the Credit Agreement that do not require the submission of documentary evidence have been satisfied.

Very truly yours,
GENESIS ACQUISITION LIMITED, as Borrower
By:
Name:
Title:

ANNEX I
Schedule of Aircraft/Aircraft Owning Entities under this Holding Period Release Request
[To be completed by Borrower, as applicable]

ANNEX II
Form of Borrowing Base Certification

Advance Request Number
Date of Advance Request
Advance Date

Aircraft Number
MSN
Engines
Date of Manufacture/Conversion
Purchase Date
Lessee
Lease Rental Amount
Rental Frequency
Lease Expiry Date
Lease Payment Currency
Security Deposit
Supplemental Rent

Aircraft Type
Aircraft Tier
Aircraft Tier Concentration Percentage
Aircraft Tier Concentration Limit Exceeded?

Aircraft Age
Aircraft Age Limit Exceeded?
Weighted Aircraft Portfolio Age Limit Exceeded?

Aircraft/Engine Combination Flown by More than Ten Operators?
More than 30% of Aircraft Type Flown by Three or Fewer Operators?

Event of Loss occurred?

Lessee
Single Lessee Concentration Limit Exceeded?
Special Consideration Country Lessee Limit Exceeded?
Three Largest Lessee’s Concentration Limit Exceeded?

Country
“Prohibited Jurisdiction” under OFAC?
Prohibited Country?
Country Concentration Limit
Country Concentration Limit Exceeded?

Region
Region Concentration Limit
Region Concentration Limit Exceeded?

Additional Aircraft Concentration Type (1)
Additional Aircraft Concentration Limit
Additional Aircraft Concentration Limit Exceeded?

Ratio of EBITDA to Interest Expense at least 1.5:1? (does not apply for the earlier of the first six months after the Closing Date)

Documented Purchase Price
Current Market Value as of Initial Appraisal
Base Value as of Initial Appraisal
Date of Appraisal
Initial Agreed Value

Outstanding Principal Balance on Existing Portfolio
Aggregate Aircraft Borrowing Base of Existing Portfolio

Advance Rate for Aircraft to be Acquired
Individual Aircraft Borrowing Base of Aircraft to be Acquired Advance Amount

Individual Aircraft Borrowing Base Exceeded?
Outstanding Principal Balance post-Acquisition
Borrowing Base Deficiency?

Notes:
(2)	Additional Aircraft Concentration Type includes:
•	Widebody Aircraft

•	Freighter Aircraft

•	Regional Jet Aircraft

•	Boeing Aircraft

•	Airbus Aircraft

•	Out-of-Production Aircraft

•	Other Manufacturer